Exhibit 5.1

601 Lexington Avenue New York, NY 10022 +1 212 446 4800 www.kirkland.com	Facsimile: +1 212 446 4900

          March 2, 2020

Freshpet, Inc.

400 Plaza Drive, 1st Floor

Secaucus, New Jersey 07094

Re:	Public Offering of Freshpet, Inc.

Ladies and Gentlemen:

We are acting as special counsel to Freshpet, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-3ASR (as amended or supplemented, the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) on February 25, 2020 under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the sale from time to time, pursuant to Rule 415 under the Securities Act, of an indefinite number of shares of Common Stock, par value $0.001 per share (“Common Stock”), of the Company to be sold by the Company and certain stockholders of the Company.

Pursuant to the Registration Statement, the Company has issued and sold 3,999,999 shares of Common Stock (the “Shares”), all of which have been sold to the Underwriters (as defined below) pursuant to that certain Underwriting Agreement, dated as of February 26, 2020 (the “Underwriting Agreement”), by and between the Company and BofA Securities, Inc., as representatives of the several underwriters named in Schedule I thereto (the “Underwriters”).

In connection with the registration, issuance and sale of the Shares, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the organizational documents of the Company, (ii) minutes and records of the corporate proceedings of the Company, (iii) the Registration Statement and the exhibits thereto, (iv) the base prospectus, dated February 25, 2020, filed with the Registration Statement relating to the offering of the Shares, (v) the preliminary prospectus supplement, dated February 25, 2020, in the form filed with the Commission pursuant to Rule 424(b) of the Securities Act relating to the offering of the Shares, (vi) the final prospectus supplement, dated February 26, 2020, in the form filed with the Commission pursuant to Rule 424(b) of the Securities Act relating to the offering of the Shares and (vii) the Underwriting Agreement.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all

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Freshpet, Inc.

March 2, 2020

natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of the officers and other representatives of the Company.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that the Shares are validly issued, fully paid and nonassessable.

Our opinion expressed above is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the laws of the State of New York and the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware constitution and reported judicial decisions interpreting these laws.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the sale of the Shares.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present federal securities laws of the United States, laws of the State of New York or the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise.

This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Sincerely,

/s/ Kirkland & Ellis LLP